Exhibit 3.1

CERTIFICATE OF AMENDMENT

TO THE BYLAWS

OF

MICREL, INCORPORATED

The undersigned, being the duly acting and appointed Secretary of Micrel, Incorporated, a California corporation (the “Corporation”), hereby certifies that:

1. By action of the board of directors of the Corporation, pursuant to Section 9.2, taken at a meeting held on April 2, 2008, Article II, Section 2.4 of the Bylaws of the Corporation was amended to read in its entirety as follows:

2.4	NOTICE AND CONDUCT OF SHAREHOLDERS’ MEETINGS

(a) Notice. All notices of meetings of shareholders shall be sent or otherwise given in accordance with Section 2.5 of these bylaws not less than ten (10) (or, if sent by third-class mail pursuant to Section 2.5 of these bylaws, thirty (30)) nor more than sixty (60) days before the date of the meeting. The notice shall specify the place, date, and hour of the meeting and (i) in the case of a special meeting, the general nature of the business to be transacted (no business other than that specified in the notice may be transacted) or (ii) in the case of the annual meeting, those matters which the board of directors, at the time of giving the notice, intends to present for action by the shareholders (but subject to the provisions of the next paragraph of this Section 2.4 and to the other provisions of this Section 2.4, any proper matter may be presented at the meeting for such action). The notice of any meeting at which directors are to be elected shall include the name of any nominee or nominees who, at the time of the notice, the board intends to present for election.

If action is proposed to be taken at any meeting for approval of (i) a contract or transaction in which a director has a direct or indirect financial interest, pursuant to Section 310 of the Corporations Code of California (the “Code”), (ii) an amendment of the articles of incorporation, pursuant to Section 902 of the Code, (iii) a reorganization of the corporation, pursuant to Section 1201 of the Code, (iv) a voluntary dissolution of the corporation, pursuant to Section 1900 of the Code, or (v) a distribution in dissolution other than in accordance with the rights of outstanding preferred shares, pursuant to Section 2007 of the Code, then the notice shall also state the general nature of that proposal.

(b) Order of Business. The chairman of the board of directors, or such other officer of the corporation designated by a majority of the board of directors, will call meetings of the shareholders to order and will act as chairman of the meeting. Unless otherwise determined by the board of directors prior to the meeting, the chairman of the meeting of the shareholders will also determine the order of business and have the authority in his or her sole discretion to regulate the conduct of any such meeting, including without limitation by (i) imposing restrictions on the persons (other than shareholders of the corporation or their duly appointed proxies) who may attend any such shareholders’ meeting, (ii) ascertaining whether any shareholder or his proxy may be excluded from any meeting of the shareholders based upon any determination by the presiding officer, in his or her sole discretion, that any such person has unduly disrupted or is likely to disrupt the proceedings thereat, and (iii) determining the circumstances in which any person may make a statement or ask questions at any meeting of the shareholders. The chairman of the meeting shall also have the power to adjourn the meeting from time to time.

At a meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before a shareholders’ meeting, business must be: (1) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the board of directors in accordance with this Section 2.4, (2) otherwise properly brought before the meeting by the chairman of the meeting, or by or at the direction of the board of directors in accordance with applicable law, or (3) otherwise properly brought before a meeting by a shareholder in accordance with applicable law and this Section 2.4. For business to be properly requested by a shareholder to be brought before an annual meeting, the shareholder must (i) be a shareholder of record at the time of the giving of the notice of such annual meeting by or at the direction of the board of directors, (ii) be entitled to vote at such meeting, and (iii) have given timely written notice thereof to the secretary in accordance with this Section 2.4 of these bylaws.

Nominations of persons for election as directors of the corporation may be made at an annual meeting of shareholders only (i) by or at the direction of the board of directors or (ii) by any shareholder who is a shareholder of record at the time of the giving of the notice of such annual meeting by or at the direction of the board of directors, who is entitled to vote for the election of directors at such meeting and who has given timely written notice thereof to the secretary of the corporation in accordance with this Section 2.4 of these bylaws. Only persons who are nominated in accordance with this Section 2.4 will be eligible for election at a meeting of shareholders as directors of the corporation.

The determination of whether any business sought to be brought before any annual or special meeting of the shareholders is properly brought before such meeting in accordance with this Section 2.4, and whether any nomination of a person for election as a director of the corporation at any annual or special meeting of the shareholders was properly made in accordance with this Section 2.4, will be made by the chairman of such meeting. If the chairman of the meeting determines that any business is not properly brought before such meeting, or any nomination was not properly made, he or she will so declare to the meeting and any such business will not be conducted or considered and any such nomination will be disregarded.

(c) Advance Shareholder Notice of Proposals and Nominations. For business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the secretary of the corporation. To be timely, a shareholder’s notice must be delivered or mailed to and received at the principal executive offices of the corporation (i) at least 45 days prior to the first anniversary of the date on which the corporation first mailed (as specified in the corporation’s proxy materials for its immediately preceding annual meeting of shareholders) its proxy materials for the immediately preceding annual meeting of shareholders or (ii) if the date of the subject annual meeting is advanced by more than thirty (30) calendar days or delayed by more than ninety (90) calendar days from the month and day the corporation held its annual meeting for the immediately preceding year, such notice to be timely must be received not later than the close of business on the tenth (10th) calendar day (or if such day is a Saturday, Sunday or federal holiday, then the next business day) following the day on which public announcement of the date of such subject annual meeting is first made; provided, however, that solely with respect to the 2008 annual meeting of shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the tenth (10th) calendar day (or if such day is a Saturday, Sunday or federal holiday, then the next business day) following the day on which public announcement of the adoption of this amended Section 2.4 is first made. In no event shall the public announcement of an adjournment or postponement of an annual meeting of shareholders commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above.

In the case of a request by a shareholder for business to be brought before any annual meeting of shareholders, a shareholder’s notice to the corporation must set forth as to each matter the shareholder proposes to bring before the meeting: (i) a description in reasonable detail of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the corporation’s books, of the shareholder proposing such business, of the beneficial owner, if any, on whose behalf the proposal is made as well as the name and address of any affiliate or associate of any such person (as such terms are defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (each such shareholder, beneficial owner and other person, a “Proposing Person”), (iii) the classes and number of shares of the corporation that are owned beneficially or of record by each Proposing Person, (iv) a description in reasonable detail of any derivative contracts, derivative securities or derivative transactions as of the date of such shareholder notice to which each Proposing Person is a party and which gives such Proposing Person the economic equivalent of ownership of an amount of equity securities of any type or class of the corporation due to the fact that the value of such derivative is explicitly determined by reference to the price or value of such securities of the corporation, (v) a description in reasonable detail of any derivative contracts, derivative securities or derivative transactions as of the date of such shareholder notice (and if a record date for the meeting has been established prior to the delivery of such shareholder notice to the corporation, as of the record date) to which each Proposing Person is a party and which reduces such Proposing Person’s economic interest in any voting securities of any type or class of the corporation which it beneficially owns, as well as a description in reasonable detail of any voting securities of any type or class of the corporation which each Proposing Person owns or has title to as of the date of such shareholder notice (and if a record date for the meeting has been established prior to the delivery of such shareholder notice to the corporation, as of the record date) which the Proposing Person owned or had title to as of the record date and which are subject to a repurchase or similar so-called “stock borrowing” agreement or arrangement, (vi) any material interest of the Proposing Person in such business, and (vii) any other information relating to each Proposing Person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitation of proxies for election of directors, or would be otherwise required, in each case pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.

In the case of a nomination by a shareholder of a person for election as a director of the corporation at any annual meeting of shareholders, a shareholder notice to the secretary must set forth (i) the shareholder’s intent to nominate one or more persons for election as a director of the corporation, the name of each such nominee proposed by the shareholder giving the notice, and the reason for making such nomination at the annual meeting, (ii) the name and address, as they appear on the corporation’s books, of each Proposing Person, (iii) the class and number of shares of the corporation that are owned beneficially or of record by each Proposing Person, (iv) a description in reasonable detail of any derivative contracts, derivative securities or derivative transactions as of the date of such shareholder notice to which each Proposing Person is a party, and which gives such Proposing Person the economic equivalent of ownership of an amount of equity securities of any type or class of the corporation due to the fact that the value of such derivative is explicitly determined by reference to the price or value of such securities of the corporation, (v) a description in reasonable detail of any derivative contracts, derivative securities or derivative transactions as of the date of such shareholder notice (and if a record date for the meeting has been established prior to the delivery of such shareholder notice to the corporation, as of the record date) to which each Proposing Person is a party and which reduces such Proposing Person’s economic interest in any voting securities of any type or class of the corporation which it beneficially owns, as well as a description in reasonable detail of all voting securities of any type or class of the corporation which each Proposing Person owns or has title to as of the date of such shareholder notice (and if a record date for the meeting has been established prior to the delivery of such shareholder notice to the corporation, as of the record date) which the Proposing Person owned or had title to as of the record date and which are subject to a repurchase or similar so-called “stock borrowing” agreement or arrangement, (vi) any material interest of the Proposing Person in such nomination, (vii) a description of all arrangements or understandings between or among any of (A) the Proposing Person, (B) each nominee, and (C) any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by a Proposing Person, (viii) such other information regarding each Proposing Person and each nominee proposed by the Proposing Person as would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitations or proxies for election of directors, or would be otherwise required, in each case pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, and (ix) the signed consent of each nominee proposed by the shareholder giving the notice to serve as a director of the corporation if so elected.

Any shareholder or shareholders seeking to call a special meeting pursuant to Article II , Section 2.3 of these bylaws shall provide information comparable to that required by the preceding paragraphs, to the extent applicable, in any request made pursuant to such Article and Section, provided, however, that with respect to any such special meeting the request for which was made prior to the date on which public announcement of the adoption of this amended Section 2.4 is first made and which special meeting has not been held as of such date of first public announcement, the shareholder or shareholders calling such special meeting shall provide such information to the corporation no later than fifteen (15) calendar days following the date of such first public announcement.

Notwithstanding the provisions of this Section 2.4, a shareholder must also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.4.

Nothing in this Section 2.4 will be deemed to affect any rights of shareholders to request inclusion of proposals in the corporation’s proxy statement in accordance with the provisions of Rule 14a-8 under the Exchange Act.

For purposes of this Section 2.4, (x) “public announcement” means disclosure in a press release reported by the Dow Jones News Service, Associated Press, or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act, and (y) a person shall be deemed the “beneficial owner” and have “beneficial ownership” of any securities or other assets that are (i) beneficially owned as determined pursuant to Rule 13d-3 promulgated under the Exchange Act, and shall include any such securities or assets that the subject person has, directly or indirectly, the right to acquire or direct the disposition of, or the power to vote or to direct the voting of, such securities or (ii) the subject of a derivative contract, derivative security or derivative transaction to which the subject person is a party, which gives such subject person the economic equivalent of ownership of an amount of such securities due to the fact that the value of the derivative is explicitly determined by reference to the price or value of such securities.

[Signature Page to Follow]

The matters set forth in this certificate are true and correct of my own knowledge.

Dated: April 2, 2008.

/s/ J. Vincent Tortolano
J. Vincent Tortolano, Secretary

SIGNATURE PAGE TO CERTIFICATE OF AMENDMENT

TO THE BYLAWS OF MICREL, INCORPORATED